Exhibit 4.7.10

SECOND AMENDMENT

TO

CREDIT AGREEMENT

This SECOND AMENDMENT, dated as of February 15, 2007 (this “Amendment”) is entered into among HERTZ EQUIPMENT RENTAL CORPORATION, a Delaware corporation (together with its successors and assigns, “HERC”), THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), MATTHEWS EQUIPMENT LIMITED, an Ontario corporation (“Matthews”), WESTERN SHUT-DOWN (1995) LIMITED, an Ontario corporation (“Western” and, together with HERC, the Parent Borrower and Matthews, the “Borrowers”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as administrative agent (the “Administrative Agent”), DEUTSCHE BANK AG, CANADA BRANCH (“DBCB”), as Canadian agent (the “Canadian Agent”), and the other parties signatory hereto.

WHEREAS, the Borrowers have entered into that certain CREDIT AGREEMENT, dated as of December 21, 2005 (as it may be amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006), the “Credit Agreement”) among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent, DBNY, as collateral agent, the Canadian Agent, DBCB, as Canadian collateral agent, LEHMAN COMMERCIAL PAPER INC., as syndication agent, and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED, as documentation agent.

WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement;

WHEREAS, the Borrowers have requested that the Credit Agreement be amended as more fully set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, the Lenders, the Administrative Agent and the Canadian Agent agree as follows:

ARTICLE ONE:  AMENDMENTS

As of the Amendment Effective Date (as defined in Article Two hereof), the Credit Agreement shall be amended as set forth in this Article One.

1.             Section 1.1 of the Credit Agreement (Definitions) is hereby amended by inserting in such Section the following definition in its appropriate alphabetical order:

“Second Amendment Effective Date”:  February 15, 2007.

2.             The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement (Definitions) is hereby amended by adding at the end of such definition the following:

“Notwithstanding the first sentence of this definition, the Applicable Margin on and after the Second Amendment Effective Date shall equal (A) with respect to ABR Loans, 0.50% per annum, (B) with respect to Eurocurrency Loans, 1.50% per annum and (c) with respect to BA Equivalent Loans, 1.50% per annum, in each case subject to adjustment as provided above.”

3.             The definition of “Payment Conditions” in Section 1.1 of the Credit Agreement (Definitions) is hereby amended by inserting the phrase “except with respect to Specified Payments described in clause (vi) of the definition thereof and made within 10 Business Days of the Second Amendment Effective Date,” immediately before the phrase “if the aggregate amount of Specified Payment is greater than $50,000,000” in clause (d) thereof.

4.             The definition of “Pricing Grid” in Section 1.1 of the Credit Agreement (Definitions) is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Pricing Grid”: with respect to Revolving Credit Loans and Swing Line Loans:

Consolidated Leverage Ratio	Applicable Margin for ABR Rate ABR Loans	Applicable Margin for Canadian Prime Rate ABR Loans	Applicable Margin for Eurocurrency Loans	Applicable Margin for BA Equivalent Loans and B/A Fees
Greater than 5.00:1.00	1.00%	1.00%	2.00%	2.00%
Greater than 4.25:1.00, but less than or equal to 5.00:1.00	0.75%	0.75%	1.75%	1.75%
Greater than 3.25:1.00, but less than or equal to 4.25:1.00	0.50%	0.50%	1.50%	1.50%
Less than or equal to 3.25:1.00	0.25%	0.25%	1.25%	1.25%

Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to subsection 8.1; and

(c) with respect to Commitments:

Utilized Commitment	Applicable Commitment Fee Rate
Equal to or Greater than 75%	0.25%
Less than 75% but Greater than or Equal to 25%	0.375%
Less than 25%	0.50%

5.             The definition of “Commitment” in Section 1.1 of the Credit Agreement (Definitions) is hereby amended by deleting “$1,600,000,000” and replacing it with “$1,800,000,000”.

6.             The definition of “Termination Date” in Section 1.1 of the Credit Agreement (Definitions) is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Termination Date”:  February 15, 2012.

7.             The definition of “Total U.S. Facility Commitment” in Section 1.1 of the Credit Agreement (Definitions) is hereby amended by deleting “$1,125,000,000” and replacing it with “$1,325,000,000”.

8.             Section 2.9 of the Credit Agreement (Increase in Total Commitments) is hereby amended by adding the following clause (e) after clause (d) thereof:

(e)           It is understood and agreed that any increases in Commitments effected on the Second Amendment Effective Date are made independently of this Section 2.9, and no such increase shall be deemed to have been made pursuant to or under this Section 2.9 or be deemed a “Commitment Increase” for any purpose under this Section 2.9, and, for the avoidance of doubt, during the period from and after the Closing Date to and including the Second Amendment Effective Date (and after giving effect to any increases in Commitments on the date thereof) no increases to the Total Commitments have been made pursuant to or under this Section 2.9.

9.             Section 4.4(b)(iv) of the Credit Agreement (Optional and Mandatory Prepayments) is hereby amended by adding the words “pursuant to subsection 8.12(d)” after the words “the Parent Borrower or any of its Subsidiaries shall enter into a Sale and Leaseback Transaction”.

10.           Section 8.1(a) of the Credit Agreement (Financial Condition Covenants) is hereby amended by adding at the end of the table therein the following:

December 31, 2010	4.75x
March 31, 2011	4.75x
June 30, 2011	4.75x
September 30, 2011	4.75x
December 31, 2011	4.75x

11.           Section 8.2(l) of the Credit Agreement (Limitation on Indebtedness) is hereby amended by deleting the number “$50,000,000” and replacing it with the number “$100,000,000”.

12.           Section 8.2(s) of the Credit Agreement (Limitation on Indebtedness) is hereby amended by deleting the number “$250,000,000” and replacing it with the number “$300,000,000”.

13.           Schedule 8.6(h) of the Credit Agreement is hereby amended by adding to it the Dispositions set forth on Schedule 8.6(h) hereto.

14.           Section 8.8 of the Credit Agreement (Limitation on Capital Expenditures) is hereby amended by deleting the last row in the table therein and replacing it with the following:

January 1, 2010 to and including December 31, 2010	$400,000,000
January 1, 2011 to and including December 31, 2011	$400,000,000
January 1, 2012 to and including the Termination Date	$400,000,000

15.           Section 8.12(c) of the Credit Agreement (Limitation on Sale and Leaseback Transactions) is hereby amended by adding after the parenthetical therein the words “or such Sale and Leaseback Transaction involves the property identified in item 3(b) of Schedule 8.6(h)”.

16.           Section 11.1(d) of the Credit Agreement (Amendments and Waivers) is hereby amended by deleting the phrase “ten Business Days’ prior written” in the first sentence thereof and replacing them with “three Business Days’ prior written”.

17.           Schedule A of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule A attached hereto.

ARTICLE TWO: CONDITIONS PRECEDENT TO EFFECTIVENESS

Each provision set forth in Article One hereof (other than the provision set forth in Section 16 thereof, which shall be governed by the last sentence of this Article Two) shall be effective as of the date (with respect to each such provision, the “Amendment Effective Date”) on which each of the following conditions with respect to each provision shall have been satisfied:

1.             The Borrowers, the Administrative Agent, the Canadian Agent and the requisite  Lenders shall have indicated their consent by the execution and delivery of the signature pages to the Administrative Agent.

2.             The Guarantors shall have indicated their consent to the Amendment by the execution and delivery of a Consent (each a “Consent”) attached hereto as Annex I, in the case of Guarantors party to the U.S. Guarantee and Collateral Agreement (as defined in the Credit

Agreement), or attached hereto as Annex II, in the case of Guarantors party to the Canadian Guarantee and Collateral Agreement (as defined in the Credit Agreement), in each case dated the date hereof, by and among the applicable Guarantors.

3.             The Administrative Agent shall have received (1) an executed legal opinion of Debevoise & Plimpton LLP, special New York counsel to Parent Borrower and the other Loan Parties, and (2) an executed legal opinion of Harold Rolfe, Esq., general counsel to the Parent Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent.

4.             The Parent Borrower shall have used commercially reasonable efforts to obtain for the Administrative Agent, the Collateral Agent or the Canadian Collateral Agent, as applicable, such customary endorsements or other written comfort regarding existing title insurance policies as they may reasonably request, it being understood that (1) to the extent any such endorsement or other comfort is not provided on or prior to the Amendment Effective Date after the Parent Borrower’s commercially reasonable efforts to do so, the delivery of such endorsement or other comfort shall not constitute a condition to the effectiveness of any provision of this Amendment and (2) no amendments to any mortgage shall be required.

5.             The Borrowers shall have paid (a) to the Administrative Agent, for the pro rata account of the Lenders that were Lenders on the day immediately prior to the Second Amendment Effective Date (the “Existing Lenders”) and that have consented to this Amendment (such Existing Lenders, the “Consenting Existing Lenders”), an amendment fee equal to 0.075% of the Commitments of such Consenting Existing Lenders in effect immediately before the Second Amendment Effective Date, (b) to the Administrative Agent, for the pro rata account of the Lenders that have consented to this Amendment and that are Existing Lenders or affiliates thereof or Approved Funds, in respect of any such Lender’s Commitment in excess of such Lender’s Commitment on the day immediately prior to the Second Amendment Effective Date (such excess, the “Additional Commitment”), a commitment fee equal to 0.10% of such Additional Commitment and (c) to the Administrative Agent, for the pro rata account of any new Lenders as of the Second Amendment Effective Date that has executed an acknowledgement and agreement in respect of this Amendment (other than any Lender that is an affiliate of an Existing Lender or an Approved Fund), in respect of any such Lender’s Commitment as of such date, a commitment fee equal to 0.15% of such Commitments.

6.             The Borrowers shall have paid all fees due to the Administrative Agent, the Canadian Agent, the Collateral Agent, the Canadian Collateral Agent or Deutsche Bank Securities Inc. in connection with the Amendment.

Notwithstanding anything to contrary set forth above, the amendment set forth in Section 16 of Article One shall be effective (and this Amendment shall be effective with respect to such amendment) as of the date the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages to the Administrative Agent, notwithstanding that any condition set forth above may or may not have been satisfied as of such date, and the “Amendment Effective Date” shall be deemed to have occurred with respect to such amendment for purposes of the first sentence of Article One and Section 2 of Article Four.

ARTICLE THREE: REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and Lenders to enter into this Amendment, each of the Borrowers represents and warrants to each Agent and each Lender, that:

1.             Representations and Warranties.  As of the Amendment Effective Date, each of the representations and warranties made by any Loan Party pursuant to this Amendment, the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Amendment, the Credit Agreement or any other Loan Document shall, except to the extent that they expressly relate to an earlier date, be true and correct in all material respects on and as of such date as if made on and as of such date.

2.             Corporate Power and Authority.  As of the Amendment Effective Date, each of the Borrowers has the corporate power and authority, and the legal right, to enter into and perform this Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action on the part of each Borrower.

3.             No Conflict; Governmental Consents.  The execution and delivery by each of the Borrowers of this Amendment, and performance by each of the Borrowers of the Credit Agreement as amended hereby, will not (a) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, or (b) result in, or require, the creation or imposition of any Lien (other than any Lien permitted by subsection 8.3 of the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.             Binding Obligation.  (a)  This Amendment constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)           Each Consent, when executed and delivered by each applicable Guarantor, will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.             No Default.  As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

ARTICLE FOUR:  ACKNOWLEDGMENT AND AGREEMENT

From and after the Second Amendment Effective Date, each bank or other financial institution listed on Schedule A to this Amendment that is not an Existing Lender that executes an acknowledgment and agreement to this Amendment on or prior to the Second Amendment Effective Date (an “Effective Date Lender”) shall hereby be a party to the Credit Agreement as a Lender thereunder and shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and by executing and delivering a signature page hereto to the Administrative Agent, each Effective Date Lender acknowledges and agrees to the foregoing.

ARTICLE FIVE:  MISCELLANEOUS

1.             The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Other than in accordance with Section 8.5 of the Credit Agreement, none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender.  No Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 11.6 of the Credit Agreement.

2.             Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect and are hereby ratified and confirmed.  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Notes to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

3.             Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.             The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

5.             Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

6.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.             This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             The parties hereto agree that this Amendment does not represent or create a novation of the Credit Agreement and the other Loan Documents or any of the Obligations and liabilities existing thereunder.

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HERTZ EQUIPMENT RENTAL CORPORATION

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

THE HERTZ CORPORATION

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

MATHEWS EQUIPMENT LIMITED

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

WESTERN SHUT-DOWN (1995) LIMITED

By:	/s/ Paul J. Siracusa
Name: Paul J. Siracusa
Title: Vice President, Finance

Second Amendment – ABL Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH
as Administrative Agent,

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Director

By:	/s/ Paul O’Leary
Name: Paul O’Leary
Title: Vice President

DEUTSCHE BANK AG, CANADA BRANCH
as Canadian Agent,

By:	/s/ Robert Johnston
Name: Robert Johnston
Title: Vice President

By:	/s/ Marcellus Leung
Name: Marcellus Leung
Title: Assistant Vice President

Second Amendment – ABL Credit Agreement

LENDERS:
By signing below, you have indicated your
consent to the Second Amendment to Credit
Agreement

Name of Institution:

By:
Name:
Title:

[This Amendment was executed by authorized signatories of 43 Lender Institutions:]

Second Amendment – ABL Credit Agreement

EFFECTIVE DATE LENDERS:

Acknowledged and Agreed:

Name of Institution:

By:
Name:
Title:

[This Amendment was executed by authorized signatories of 13 Effective Date Lender Institutions:]

Second Amendment – ABL Credit Agreement

ANNEX I

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Borrower Obligations of each Borrower pursuant to the U.S. Guarantee and Collateral Agreement (as defined in the Credit Agreement) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the Guarantor Obligations of such Guarantor are not impaired or affected and all guaranties made by such Guarantor pursuant to the U.S. Guarantee and Collateral Agreement and all Liens granted by such Guarantor as security for the Guarantor Obligations of such Guarantor pursuant to the U.S. Guarantee and Collateral Agreement continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein or in the U.S. Guarantee and Collateral Agreement, as applicable.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 15th day of February 2007.

(Signature pages follow)

HERTZ INVESTORS, INC.

By:	/s/ Paul J. Siracusa
Name: Paul J. Siracusa
Title: Vice President and Treasurer

BRAE HOLDING CORP.

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

Second Amendment – ABL Credit Agreement

HERTZ CLAIM MANAGEMENT CORPORATION

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

HCM MARKETING CORPORATION

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

HERTZ LOCAL EDITION CORP.

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

HERTZ LOCAL EDITION TRANSPORTING, INC.

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

HERTZ GLOBAL SERVICES CORPORATION

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

Second Amendment – ABL Credit Agreement

HERTZ SYSTEM, INC.

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

HERTZ TECHNOLOGIES, INC.

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

HERTZ TRANSPORTING, INC.

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

SMARTZ VEHICLE RENTAL CORPORATION

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

Second Amendment – ABL Credit Agreement

ANNEX I

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Borrower Obligations of each Canadian Borrower pursuant to the Canadian Guarantee and Collateral Agreement (as defined in the Credit Agreement) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the Guarantor Obligations of such Guarantor are not impaired or affected and all guaranties made by such Guarantor pursuant to the Canadian Guarantee and Collateral Agreement and all Liens granted by such Guarantor as security for the Guarantor Obligations of such Guarantor pursuant to the Canadian Guarantee and Collateral Agreement continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein or in the Canadian Guarantee and Collateral Agreement, as applicable.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 15th day of February 2007.

(Signature pages follow)

MATHEWS EQUIPMENT LIMITED

By:	/s/Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

WESTERN SHUT-DOWN (1995) LIMITED

By:	/s/ Paul J. Siracusa
Name: Paul J. Siracusa
Title: Vice President, Finance

Second Amendment – ABL Credit Agreement